U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        RULE 13E-3 TRANSACTION STATEMENT
       (Pursuant to Section 13 (e) of the Securities Exchange Act of 1934
                 and Rule 13E-3 (Section 240.13E-3) thereunder)

                               CROWELL & CO., INC.
               --------------------------------------------------
                              (Name of the Issuer)

                     CROWELL & CO., INC. AND OTIS L. CROWELL
               --------------------------------------------------
                       (Name of Persons Filing Statement)

  Common Stock No Par Value                                 NA
------------------------------             -------------------------------------
(Title of Class of Securities)             (CUSIP Number of Class of Securities)

                                 Mark L. Gilliam
                               Crowell & Co., Inc.
                             924 Stevens Creek Road
                                Augusta, GA 30907
                                  (706)855-1099
  ----------------------------------------------------------------------------
  (Name, Address, and Telephone Number of Persons Authorized to Receive Notice and Communications on Behalf of Persons Filing Statement)

This statement is filed in connection with (Check the appropriate box):
a. [X] The filing of solicitation materials or an information statement subject to Regulation 14A, Regulation 14C, or Rule 13E-3 (c) under the Securities Exchange Act of 1934.

b. [ ] The filing of a registration statement under the Securities Act of 1933.

c.   [ ]  A tender offer.

d.   [ ]  None of the above.

Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: [X]

                            Calculation of Filing Fee
--------------------------------------------------------------------------------
Transaction valuation $ 86,325                          Amount of filing fee $17
--------------------------------------------------------------------------------

* Calculated based on the maximum aggregate number of fractional shares of common stock to be exchanged for a payment of $.134 per pre-reverse stock split shares, at a valuation of $.134 per pre-reverse stock split shares, the price to be paid for such pre-reverse stock split shares as described in the December 15, 1999 Proxy Statement which is incorporated by reference in its entirety to this filing.

[X] Check box if any part of the fee is offset as provided by Rule 0-11 (a) (2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:        $124.99
Form or Registration No:       10-KSB
Filing Party:                  Crowell & Co., Inc.
Date Filed:                    From credit notice from SEC

                                  INTRODUCTION

     This Rule 13E-3 Transaction Statement ("Statement") relates to a solicitation of proxies by Crowell & Co., Inc. (the "Company" or "Crowell"), to be used at a special meeting ("Special Meeting") of shareholders (the "Shareholders") of the Company to consider and vote upon a proposal to amend the Company's Articles of Incorporation ("Amendment") to effect a reverse split (the "Reverse Stock Split") of the Company's issued and outstanding common stock, without par value, (the "Common Stock") as of 4:30 p.m., E.S.T., on the date of filing of the Amendment on the basis that each share of Common Stock then outstanding will be converted into .000005 share, at $.134 per share pre-reverse-split price, with fractional shareholders receiving cash in lieu of their resulting fractional share (the "Transaction").

     The Company has filed a Preliminary Proxy Statement ("Preliminary Proxy Statement") and Schedule 14A, with exhibits with the Securities and Exchange Commission ("SEC"). The Preliminary Proxy Statement describes and requires a vote on the Transaction. The cross reference sheet herein is being supplied pursuant to General Instruction F to Schedule 13E-3 required to be included in response to the items of this Statement. The information in the Preliminary Proxy Statement is hereby expressly incorporated herein by reference and the responses to each item are qualified in their entirety by the contents thereof.

                              CROSS REFERENCE SHEET

     Pursuant to General Instruction F of Schedule 13E-3, the following table sets forth the location in the Preliminary Proxy Statement of the registrant dated December 15, 1999 (which has been filed in preliminary form with the SEC and is attached hereto as Exhibit 1), of the information required by Schedule 13E-3 which is incorporated herein from such Preliminary Proxy Statement.

SCHEDULE 13E-3 ITEM AND CAPTION                   LOCATION IN PRELIMINARY PROXY STATEMENT
-------------------------------                   ---------------------------------------
Item 1.   Issuer and Class of Security
          Subject to the Transaction (a)          Outside cover page

          (b)                                     Voting/General

          (c) - (d)                               Market Price of Company Common Stock,
                                                  Preferred Stock and Shares

          (e) - (f)                               Not applicable

Item 2.   Identity and Background                 This Preliminary Proxy Statement is being
                                                  filed by the issuer of the class of equity
                                                  securities which is the subject of this Rule
                                                  13E-3 transaction

          (a) - (g)                               Not in Proxy Statement

Item 3.   Past Contacts, Transactions
          Or Negotiations

          (a) - (b)                               Not applicable

Item 4.   Terms of the Transaction                General/Quorum and Vote Required/Proxies/
                                                  The Reverse Stock Split/Background and
                                                  Reason for the Reverse Stock Split/The
                                                  Effects of the Reverse Stock Split/Board
                                                  Recommendations/Dissenters' Rights/
                                                  Federal Income Tax Consequences/Sources
                                                  and Amount of Funds

          (b)                                     Not applicable

Item 5.   Plans or Proposals of the Issuer
          or Affiliate

          (a) - (e)                               Not applicable

          (f) - (g)                               Purpose/Background of and Reason
                                                  for the Reverse Stock Split

                                       3

Item 6.   Source and Amount of Funds
          Or Other Consideration

          (a) - (c)                               Sources and Amount of Funds

          (d)                                     Not applicable

Item 7.   Purpose (s), Alternatives, Reasons,
          and Effects

          (a)                                     Purpose

          (b) - (c)                               Background of and Reason for the Reverse
                                                  Stock Split

          (d)                                     Purpose/Background of and Reason for the
                                                  Reverse Stock Split/The Effects of the Reverse
                                                  Stock Split/Federal Income Tax Consequences

Item 8.   Fairness of the Transaction

          (a) - (b)                               Background of and Reason for the Reverse
                                                  Stock Split/Board Recommendations

          (c)                                     Quorum and Vote Required

          (d) - (f)                               Board Recommendations

Item 9.   Reports, Opinions, Appraisals           No report, opinion or appraisal and materially
          Certain Negotiations                    related to this Rule 13E-3 Transaction has
                                                  been received by the Issuer

          (a) - (c)                               Not Applicable

Item 10.  Interest in Securities of the Issuer

          (a)                                     Principal Shareholders

          (b)                                     Not applicable

Item 11.  Contracts, Arrangements or              There are no contracts, arrangements, or
          Understandings with Respect             understandings with respect to the Issuer's
          to the Issuer's Securities              securities in connection with the Rule 13E-3
                                                  Transaction

Item 12.  Present Intention and Recommen-
          dation of Certain Persons with

                                       4

          Regard to the Transaction

          (a) - (b)                               Quorum and Vote Required/ Background and
                                                  Reason for the Reverse Stock Split/Board
                                                  Recommendations

Item 13.  Other Provisions of the
          Transaction

          (a)                                     Dissenter's Rights

          (b)                                     No such provision has been made

          (c)                                     Not applicable

Item 14.  Financial Information

          (a)                                     1998 Annual report/10-QSB for the six months
                                                  ended June 30, 1999, 10QSB for the nine months
                                                  ended September 30, 1999

          (b)                                     Not applicable

Item 15.  Persons and Assets Employed,
          Retained or Utilized

          (a)                                     Mark L. Gilliam, Vice President, Secretary,
                                                  Chief Financial Officer, and Director has
                                                  prepared the Proxy, Schedule 13E-3, 1998 Annual
                                                  Report, and 10-QSB for the six months ended
                                                  June 30, 1999, and 10-QSB for the nine months
                                                  ended September 30, 1999/Deborah E. Nelson,
                                                  Executive Assistant, has assisted Mr. Gilliam
                                                  in the preparation of such materials

          (b)                                     Not applicable

Item 16.  Additional Information                  Not applicable

Item 17.  Material to be Filed as Exhibits

          (a)                                     There is no written loan agreement between the
                                                  Company and Mr. Crowell regarding the Item 6
                                                  loan.

          (b) - (c)                               Not applicable

          (d)                                     1998 Annual Report/10-QSB for the six months ended
                                                  June 30, 1999/10-QSB for the nine months ended
                                                  September 30, 1999

                                       5

          (e)                                     Voting/Dissenters' Rights/Article 13 of the Georgia
                                                  Business Code/Sample of Notice of Intention to
                                                  Demand Payment

          (f)                                     Not applicable

Item 1.   Issuer and Class of Security Subject to the Transaction.

          a. The name of the issuer of the class of security which is the subject of the Rule 13E-3 transaction is Crowell & Co., Inc. The address of its principal executive offices is 924 Stevens Creek Road, Augusta, GA 30907.

          b. The exact title of the securities outstanding of the class of security which is the subject of the Rule 13E-3 transaction is Crowell common stock without par value. There were approximately 2,520,835 shares outstanding of Crowell common stock with approximately 750 holders of record as of October 5, 1999.

          c. The Company's Common Stock is not currently traded on any stock exchange or market. To the best of the Company's knowledge the Common Stock has not been traded on any stock exchange or market in the past five years. The Company is not aware that the Common Stock has ever been traded on any exchange since the Company's incorporation. Consequently, there have been no high and low bid quotations for each quarterly period during the past two years.

          d. No dividends have been paid on the Company's Common Stock during the past two years. There are no restrictions on the Company's present or future ability to pay such dividends except as restricted by the Company's financial position. The Company does not anticipate the payment of dividends on Common Stock in the foreseeable future.

          e. The Company or Otis L. Crowell ("Mr. Crowell") filing this statement have not made any underwritten public offering of such securities for cash in the past three years which was registered under the Securities Act of 1933 or exempt from registration thereunder pursuant to Regulation A.

          f. No purchase of Company Common Stock has been made by the Company or Mr. Crowell since the commencement of the Company's second full year preceding the date of this schedule.

Item 2.   Identity and Background.

          This Statement is being filed by the issuer of the class of equity security which is the subject of this Rule 13E-3 transaction.

          (a) Mr. Crowell, majority shareholder, president and chairman of the Company, is also a filer of this Statement.

          (b) Mr. Crowell's business address is 924 Stevens Creek Road, Augusta, GA 30907.

          (c)  Mr. Crowell is employed in a full time position at the Company.

          (d) Mr. Crowell has been President of Crowell for the past five years.

          (e) Mr. Crowell has not been convicted in a criminal proceeding in the past five years. No executive officer, director, control person, or executive officer or director of any corporation ultimately in control of the registrant during the past five years have been convicted during the last five years in a criminal proceeding (excluding traffic violations and similar misdemeanors).

          (f) Mr. Crowell has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction during the last five years. No executive officer, director, control person, or executive officer or director of any corporation ultimately in control of the registrant during the past five years have been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of such laws.

          (g)  Mr. Crowell is a United States citizen.

Item 3.   Past Contacts, Transactions or Negotiations.

          (a) There have been no contacts, negotiations or transactions which have been entered into which have occurred since the commencement of the Company's second full year preceding the date of this schedule between any affiliate of the Company concerning a merger, consolidation, or acquisition;

               a tender offer for or other acquisition of securities of any class of the Company; an election of directors of the Company; or a sale or other transfer of a material amount of assets of the Company or any of its subsidiaries.

          (b)  Not applicable.

Item 4.   Terms of the Transaction.

          (a) At the Special Meeting, Shareholders will be asked to consider and vote upon the Amendment which, if adopted, will move the Company from public company status subject to the reporting requirements of the Securities Acts as administered by the SEC to private company status not subject to the Securities Acts. Effective as of the approval of the Amendment, the Articles of Incorporation of the Company will be amended to reflect the Reverse Stock Split. Certificates for all outstanding shares of Common Stock shall be exchanged for the certificates for the new shares where applicable. No fractional shares will be issued. Those shareholders holding fractional shares will receive cash payment for their shares as detailed in this Schedule 13E-3.

                    The  securities  that can be voted  at the  Special  Meeting consist of Common Stock of the Company, without par value, with each share entitling its owner to one vote on each matter submitted to the Shareholders and Preferred Stock, stated value $1.00 per share, with every four shares entitling its owner to one vote on each matter submitted to the Shareholders. The record date for determining the holders of Common Stock and Preferred Stock who are entitled to receive notice of and to vote at the Special Meeting is October 5, 1999. On the record date, 2,520,835 shares of Common Stock and 1,011,899 shares of Preferred Stock were outstanding and eligible to be voted at the Special Meeting.

                    The  presence,  in person or by proxy,  of a majority of the outstanding shares of Common and Preferred Stock of the Company is necessary to constitute a quorum at the Special Meeting. In counting the votes to determine whether a quorum exists at the Special Meeting, the proposal receiving the greatest number of all votes "for", "against", or "withheld" and abstentions (including instructions to withhold authority to vote) will be used.

                    The Company  believes that  approximately  1,899,747  voting shares owned or controlled on the record date by directors and executive officers of the Company, constituting approximately 68.2% of the outstanding Common and Preferred Stock (together the "Voting Stock"), will be voted in favor of the proposal.

                    Adoption of the Amendment requires the affirmative vote of a majority of the outstanding shares of Company Voting Stock entitled to vote at the Special Meeting. Mr. Crowell is the beneficial owner of, and has authority to vote 1,898,497 shares of Company Voting Stock, or 68.2 % of the shares of Company Voting Stock which were issued and outstanding on the Record Date. Mr. Crowell plans to vote all shares of Company Voting Stock over which he has voting authority to approve the
               Amendment. If Mr. Crowell votes all of his shares of Company Voting Stock over which he has voting authority to approve the Amendment, the requisite vote for adoption of the Amendment will have been obtained.

                    If the Amendment is adopted,  the Articles of  Incorporation of Crowell & Co., Inc., will be amended to provide that all shares of outstanding Common Stock be the subject of a reverse stock split, so that each outstanding share shall, without further action of the Corporation, be entitled to .000005 of a share of Common Stock upon surrender of the old shares for certificates representing the new shares.

                    No  fractional  new  shares  will  be  issued.   Any  common
               shareholders who would otherwise be entitled to a fractional share will be paid for such right at the rate of $.134 per old share.

          (b) There is no term or arrangement concerning the Rule 13e3 transaction relating to any security holder of the Company which is not identical to that relating to other security holders of the same class of securities of the Company.

Item 5.   Plans or Proposals of the Issuer or Affiliate.

          (a) - (e) Neither Crowell nor Mr. Crowell have any plan or proposal regarding activities or transactions which are to occur after the Rule 13E-3 transaction which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; a sale or transfer of a material amount of assets of the issuer or any of its subsidiaries; any change in the present board of directors or management of the issuer including, but not limited to, any plan or proposal to change the number or term of directors, to fill any existing vacancy on the board or to change any material term of the employment contract of any executive officer; any material change in the present dividend rate or policy or indebtedness or capitalization of the Company; any other material change in the Company's corporate structure or business.

          (f) - (g) After the consummation of the Rule 13E-3 transaction, the Company will become eligible for termination of registration under the Securities Exchange Act because there will be only one remaining common shareholder, Mr. Crowell. The Company plans to apply for termination of registration immediately upon completion of the Rule 13E-3 transaction.

                    After the Rule 13E-3  transaction the Company will be unable to raise capital through public markets. It should be noted that the Company has been unable to raise capital in the public market for the past ten years. Consequently, management of the Company does not believe the Company is in substance gaining anything from its status as a public company. All financing arranged has been private or bank financing over the past ten years. The inability to raise equity capital can have devastating effects on any company. The Company is no exception. Without the ability to raise capital, shareholders may lose all or part of their investment. The Company is completely dependent on internally generated capital, that is, generated capital from profits, and capital provided through private and bank loans. Mr. Crowell presently guarantees all loans which have been obtained by the Company. Mr. Crowell's personal guarantee has been a condition for the Company obtaining a loan. Unfortunately, the Company is in the position of having all of the liabilities of being a public company and none of the benefits of being a public company. The liabilities of being a public company are the periodic  reporting  requirements.  The  Company  estimates  that approximately $50,000 per year is expended for attorneys, accountants, postage, printing, wages, EDGAR filing fees, and other expenses to comply with these periodic reporting requirements. The benefits of being a public company include the ability to raise capital through public markets and offering a marketable stock to investors. These benefits have not been realized by the Company in the past ten years.

                    The  Company  has  not  paid  dividends  on its  outstanding preferred stock in the past two years. The preferred stock dividends are cumulative and must be paid providing the corporation has funds to pay the dividends. The Company has $424,236 in unpaid preferred stock dividends at June 30, 1999. The preferred stock and accumulated dividends on the preferred stock have priority over payment of common stock and dividends on common stock in the event of liquidation. No dividends are unpaid on common stock as of September 30, 1999. The Company has not paid dividends on Common Stock in the past five years. Management of the Company does not anticipate paying dividends on Company Common Stock in the foreseeable future.

                    After the  consummation  of the Rule 13E-3  transaction  the shareholders will be paid for their shares as determined by the valuation of the Common Stock. The shareholders will recognize gain or loss for federal income tax purposes as the difference between their purchase price and the amount paid by Crowell for their pre-reverse stock split shares of the Common Stock. Virtually all of the unaffiliated shareholders purchased their common stock in the issuer over twenty-five years ago. To the management of the Company's knowledge, no dividends have ever been paid on the common stock of the issuer. Many of the original purchasers of the stock have died since their stock purchases in the late sixties and early seventies. This stock has been transferred to their beneficiaries. Management of Crowell believes that most shareholders have written off this investment years ago. As a practical matter, management believes that most shareholders may benefit much more from the capital loss which they can claim on their income tax return than they will from holding a stock which has no trading market. At June 30, 1999, the Company had a book value per common share of ($.14), which is a deficit or negative "value". Therefore, management of the Company believes it would be fair to offer no payment for fractional shares after the Rule 13E-3 transaction. Nevertheless the Company will pay $.134 per share for shares held before the reverse stock split.

                    The shareholders  will receive $.134 per share for their pre reverse stock split shares. The payment was determined by valuing the Company at June 30, 1999. The shareholders of record on October 5, 1999 will receive payment by check for their shares after the reverse stock split is consummated. The checks will be sent by US mail. The shareholders will not be required to take any action in order to receive payment for their shares.

Item 6.   Source and Amount of Funds or Other Consideration.

          (a), (c) The source of the funds to be used in the Schedule 13E-3 transaction will be a loan from Mr. Crowell. The loan will be secured by real estate. The loan will be at prime rate plus one percent. A repayment plan has not been established.

          (b) An itemized statement of all expenses incurred or estimated to be incurred in connection with the Rule 13E-3 transaction is as follows:

                    Printing                                $    3,000
                    Postage                                      3,000
                    Legal                                        4,000
                    Accounting                                     500
                    Filing fees                                    500
                    Fractional share purchase                   86,325
                                                           -----------
                                                            $   97,325

          (d)  Not applicable.

Item 7.   Purpose(s), Alternatives, Reasons and Effects.

          At a special meeting of shareholders, shareholders of the Company will be asked to consider and vote upon the Reverse Stock Split Proposal which, if adopted, will move the Company from public company status subject to the reporting requirements of the Securities Acts as administered by the Securities and Exchange Commission to private company status not subject to the Securities Acts. Effective as of the approval of the Reverse Stock Split Proposal, the Articles of Incorporation of the Company will be amended to reflect the Reverse Stock Split. The shareholders will receive $.134 per share for their pre reverse stock split shares. The payment was determined by valuing the Company as of June 30, 1999. The shareholders of record on October 5, 1999 will receive payment by check for their shares after the reverse stock split is consummated. The checks will be sent by U.S. mail. The shareholders will not be required to take any action in order to receive their checks.

          (a) - (d) In 1988 Janka, Inc. ("Janka"), a company whose majority shareholder was Otis L. Crowell, merged with the Mid South Corporation ("Mid South"). Mid South was a public company with approximately 750 shareholders. To management of the company's knowledge, no dividends had ever been paid on Mid South's common stock.

                    After  the  merger,   Mr.   Crowell   became  the   majority
               shareholder of Mid South. In 1989, Crowell & Co., Inc. ("Crowell"), a company wholly owned by Mr. Crowell, was merged into Mid South. Subsequently, the name of the combined companies was changed to Crowell & Co., Inc.

                    The purpose of these mergers was to make it possible for the
               Company to raise capital for real estate operations through public markets. Over the past 10 years, and after substantial effort, the Company has been unable to develop a trading market for its common stock, thus never realizing the possibility of raising capital through public markets. Because of this, the only reason for merging Crowell, Janka, and Mid South, the ability to raise capital in public markets, has never been realized.

                    The Company  has  expended  substantial  dollars and efforts over the past ten years meeting the reporting rules required by the SEC. Total dollars spent are in excess of $500,000. Approximately $50,000 per year is spent because the Company must be audited by Independent Certified Public Accountants. Attorneys are paid to review filing documents. Additional expenses are fees paid to various outside electronic filers in order to comply with the SEC's EDGAR filing requirements, postage for filings, and various other expenses related to the Company's public company status.

                    Recently,  major  lenders  to the  Company  have  urged  the
               Company to cut corporate expenses, including the expense of maintaining public company status because of the Company's general financial condition. One major lender has informed the Company that it is unwilling to loan the Company additional funds without the personal guarantee of Mr. Crowell. Mr. Crowell has expressed hesitancy to continue to do this when he does not own all Common Stock. Mr. Crowell is the only shareholder with liability in excess of his investment. If Mr. Crowell owned all Common Stock, he has indicated his willingness to continue to personally guarantee all Company debt.

                    Because  of the  aforementioned  conditions,  which  are the
               Company's inability to raise capital through public markets, the substantial expenses incurred by the reporting requirements of the Company's public company status, the recommendation of lenders to cut expenses by terminating public company status, and the reluctance of Mr. Crowell to continue to personally guarantee the Company`s debt, the Company's President, Mr. Crowell, and Chief Financial Officer, Mark L. Gilliam, began exploring ways to terminate public company status.

                    Several  options were  considered  including a tender offer, various types of mergers, corporate reorganization, and a reverse stock split. The excess expense and uncertainty of success eliminated all options except corporate reorganization and a reverse stock split.

                    The reverse  stock split was chosen  because its outcome was certain, expenses incurred by the Company were moderate, and shareholders would receive payment for their fractional shares as opposed to corporate reorganization where shareholders would receive no payment. If the Amendment is adopted, the Articles of Incorporation of Crowell & Co., Inc., will be amended to provide that all shares of outstanding Common Stock, without par value, be the subject of a reverse stock split, so that each outstanding share shall, without further action of the Corporation, be entitled to .000005 of a share of Common Stock, without par value, upon surrender of the old shares for certificates representing the new shares.

                    No  fractional  new  shares  will  be  issued.   Any  common
               shareholders who would otherwise be entitled to a fractional share will be paid for such right at the rate of $.134 per old share.

                    The result of the reverse stock split will be the attainment of private company status for the Company and the payment for fractional shares owned by shareholders which will be generated by the reverse stock split. The valuation date of the Company has been set at June 30, 1999, for the payment of fractional shares. The Board of Directors has determined a value of the Company's common stock as $338,109. This translates to $.134 per share for every share owned prior to the Reverse Stock Split.

                    The Company's  Board of Directors  believes that the reverse stock split proposal is in the best interests of the shareholders of the Company and recommends that the shareholders of the Company vote to adopt the proposal.

                    In the event the  proposal is approved,  shareholders  would have certain rights to dissent and demand appraisal of their shares under Section 14-2-130 et. seq. of the Georgia Code. Dissenting shareholders who comply with the requisite statutory procedures would be entitled to receive a judicial determination and payment of "fair value" of their Shares as of the close of business on the day prior to the date of shareholders called to vote on such Proposal. The value so determined could be more or less than the consideration offered pursuant to the amount disclosed in this Proxy Statement.

                    The payment for fractional  shares for the Company's  Common
               Stock pursuant to the Reverse Stock Split is expected to be a fully taxable transaction. Accordingly, each exchanging shareholder will recognize gain or loss for federal income tax purposes measured by the difference between such shareholder's basis in the Shares exchanged and the cash received by the Shareholder for the fractional shares. Such gain or loss will be capital gain or loss if the Shares were held as a capital asset. All shareholders are urged to consult with their own tax advisors as to the tax consequences of the Reverse Stock Split.

                    The  benefits  and  detriments  to the  Company  are  either explicitly or implicitly disclosed in the Proxy Statement. The benefit to the Company is the termination of reporting requirements to the Securities and Exchange Commission. The Company estimates that this will save approximately

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

               $50,000 per year in expense. The detriment to the Company is the inability to raise capital through a secondary offering after termination of reporting status.

                    The benefit to the  unaffiliated  shareholders  is that they will receive payment in exchange for their shares, whereas they have not received any payments of dividends over the past ten years. The Company has no knowledge that a public trading market has ever existed for its Common Stock. Additionally, some shareholders will be able to recognize a federal income tax loss on the exchange which may result in a lowering of their income taxes.

                    Presently,  Shareholders  have Common  Stock with no trading market. The Company does not intend to pay dividends on Common Stock in the foreseeable future. Therefore, the issuer sees no detriment to the interests of unaffiliated shareholders because of the Transaction. After the Transaction has been consummated, Mr. Crowell will own 100% of the Common Stock of the Company.

Item 8.   Fairness of the Transaction.

          (a) - (b) The Board of Directors ("Board") of the Company and Mr. Crowell believe the transaction to be fair to unaffiliated shareholders. The Board and Mr. Crowell considered the following factors when reaching this decision. There is no public market for the common stock so market value is not readily determinable. The Board and Mr. Crowell have no knowledge of anyone who is actively purchasing or selling the common stock so no value could be derived from such transactions. The Board and Mr. Crowell have no knowledge of any public market for the common stock on which to base a common stock value over the past ten years so no value could be derived from historical market prices. The net book value of the common stock is a negative number (see Item 14).

                    Based on the negative  book value,  not paying  anything per share would be fair to the unaffiliated shareholders, inasmuch as the common stock's book value would indicate that it is worthless. The going concern value of the issuer is not readily determinable since the Company has experienced net losses over three of the past four years. Additionally, the continued existence of the Company relies on the personal guarantee of payment of debt by Mr. Crowell. This personal guarantee of Mr. Crowell is not a corporate asset and has not been considered when determining the value of the Company. Therefore, the Board and Mr. Crowell have relied on what it considers a fair value of the Company based on the value of its assets in excess of liabilities and preferred stock rights. This valuation yielded a value of approximately $86,325 for unaffiliated shareholders. The Board and Mr. Crowell believe that unaffiliated common stock value would be lower if the Company actually attempted to liquidate, based on past land and lot sales experience.

          (c) The transaction is not structured so that approval of at least a majority of unaffiliated security holders is required.

          (d)  - (e) All directors are employees of the Company.

          (f) No firm offers have been made by any unaffiliated person during the preceding 18 months for the merger or consolidation of the Company into or with such person or of such person into or with the Company, the sale or other transfer of all or any substantial part of the assets of the Company, or securities of the Company which would enable the holder thereof to exercise control of the Company.

Item 9.   Reports, Opinions, Appraisals and Certain Negotiations.

          No report, opinion or appraisal and materially related to this Rule 13E-3 Transaction has been received by the Company.

          (a)  - (c) Not applicable.

Item 10.  Interest in Securities of the Issuer.

          (a)  On October 5, 1999,  Otis L. Crowell  owned  1,876,622  shares or
               74.4 percent of Common Stock. Mark L. Gilliam, Vice President, Secretary, Chief Financial Officer and Director of the Company owned 1,250 shares of Common Stock on October 5, 1999. Additional information in response to this sub-item is incorporated herein by reference to "Principal Shareholders" in the Preliminary Proxy Statement.

          (b) No such transaction as described in Item 10 (b) has occurred within the past 60 days.

Item 11. Contracts, Arrangements or Understandings with Respect to the Issuer's Securities.

          There are no contracts, arrangements, or understandings with respect to the Company's securities in connection with the Rule 13E-3 Transaction.

Item 12. Present Intention and Recommendation of Certain Persons with Regard to The Transaction.

          (a) - (b) The Company believes that approximately 1,899,747 voting shares owned or controlled on the record date by directors and executive officers of the Company, constituting approximately 68.5% of the outstanding Common and Preferred Stock (together the "Voting Stock"), will be voted in favor of the proposal.

                    Adoption of the Reverse  Stock Split  Proposal  requires the affirmative vote of a majority of the outstanding shares of Company Voting Stock entitled to vote at the Special Meeting. Otis L. Crowell, Chairman of the Board and President of the Company, is the beneficial owner of, and has authority to vote 1,898,497 shares of Company Voting Stock, or 68.4 % of the shares of Company Voting Stock which were issued and outstanding on the Record Date. Mr. Crowell plans to vote all shares of Company Voting Stock over which he has voting authority to approve the Amendment. If Mr. Crowell votes all of his shares of Company Voting Stock over which he has voting authority to approve the Reverse Stock Split Proposal, the requisite vote for adoption of the Reverse Stock Split will have been obtained.

                    The Board and Mr.  Crowell  believe  that the reverse  stock split proposal is in the best interests of the shareholders of the Company and recommends that the shareholders of the Company vote to adopt the proposal.

Item 13.  Other Provisions of the Transaction.

          (a) In the event the Amendment is approved, shareholders would have certain rights to dissent and demand appraisal of their shares under Section 14-2-1301 et. seq. of the Georgia Code. Dissenting shareholders who comply with the requisite statutory procedures would be entitled to receive a judicial determination and payment of "fair value" of their Shares as of the close of business on the day prior to the date of shareholders called to vote on such Amendment. The value so determined could be more or less than the consideration offered pursuant to the amount disclosed in Item 8.

          (b) No provision has been made by the Company or Mr. Crowell in connection with the Rule 13E-3 transaction to allow unaffiliated security holders to obtain access to the corporate files of the Company or Mr. Crowell or to obtain counsel or appraisal services at the expense of the Company or Mr. Crowell.

          (c) The Rule 13E-3 transaction does not involve the exchange of debt securities of the Company or Mr. Crowell for the equity securities held by security holders of the issuer who are not affiliates.

Item 14.   Financial Information.

          (a) Information in response to this sub-item is incorporated herein by reference to the 1998 Annual Report, and 10 QSB for the nine months ended September 30, 1999 as filed in the Preliminary Proxy Statement. The book value per common share is as follows at:

               September 30, 1999      December 31, 1998       December 31, 1997
                      $(.06)                  $(.21)                 $(.25)

               The ratio of earnings to fixed charges is as follows for the years ended:

               December 31, 1998       December 31, 1997
                      1.73                    .79

               The ratio of earnings to fixed charges is as follows for the three months ended:

               September 30, 1999      September 30, 1998
                      3.45                    .94

          (b)  Management  of the  Company  does  not  believe  the  Rule  13E-3 transaction will have a material effect on the Company's financial statements because the transaction amount is less than 2% of 1998 revenues.

Item 15.  Persons and Assets Employed, Retained or Utilized.

          (a) Mark L. Gilliam, Vice President, Secretary, Chief Financial Officer, and Director has prepared the Preliminary Proxy Statement, Schedule 13E-3, 1998 Annual Report, 10-QSB for the six months ended June 30, 1999, and 10-QSB for the nine months ended September 30, 1999. Deborah E. Nelson, Executive Assistant, has assisted Mr. Gilliam in the preparation of such materials.

          (b) No person, persons, or classes of persons have been employed, retained, or are to be compensated by the Company or Mr. Crowell to make solicitations or recommendations in connection with the Rule 13E-3 transaction.

Item 16.  Additional Information.

          Neither  the  Company  nor  Mr.  Crowell  know  of  other   additional
information that may be necessary to make the required statements in the light of the circumstances under which they are made, not materially misleading.


Item 17.  Material to be filed as Exhibits.

          (a) - (c) There are no loan agreements referred to in Item 6 of this schedule, any report, opinion, or appraisal referred to in Items 8(d) or 9 of this schedule, any document setting forth the terms of any contracts, arrangements or understandings or relationships referred to in Item 11 of this schedule to be filed as exhibits.
          (d) The 1998 Annual Report, 10-QSB for the six months ended June 30, 1999 and 10-QSB for the nine months ended September 30, 1999 have been filed with the Preliminary Proxy Statement and are incorporated by reference herein along with Article 13 of the Georgia Business Code and a sample of the Dissenter's Notice Of Intention To Demand Payment.
          (e) In the event the Proposal is approved, shareholders would have certain rights to dissent and demand appraisal of their shares under Section 14-2-1301 et. seq. of the Georgia Code. Dissenting shareholders who comply with the requisite statutory procedures would be entitled to receive a judicial determination and payment of "fair value" of their Shares as of the close of business on the day prior to the date of shareholders called to vote on such Proposal. The value so determined could be more or less than the consideration offered pursuant to the amount disclosed in Item 8.
          (f) No oral solicitation will be made to security holders by any person, affiliated or unaffiliated.

                                    SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                        December 8, 1999
                                        ----------------------------------------
                                                         (Date)

                                        /s/ Mark L. Gilliam
                                        ----------------------------------------
                                                       (Signature)

                                        Mark L. Gilliam, Vice President, Chief
                                        Financial Officer, Secretary, and
                                        Director
                                        ----------------------------------------
                                                     (Name and Title)